UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2014

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported by GlyEco, Inc., a Nevada corporation (the “Company”), on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 5, 2012, the Company entered a Note Conversion Agreement and Extension (the “Conversion Agreement”) with IRA FBO Leonid Frenkel, Pershing LLC as Custodian on April 3, 2012.
Pursuant to the Conversion Agreement, Mr. Leonid Frenkel agreed to convert all money owed to him through a convertible promissory note assumed by the Company from Global Recycling Technologies, Ltd. (the “Frenkel Convertible Note”) into a combination of common stock and Series AA preferred stock of the Company on the date that the Company has received an aggregate of $5,000,000 in equity investment following the date of the Conversion Agreement.  The Conversion Agreement provided that $470,000 of the debt was to be converted into common stock at $1.00 per share or the price offered to any investor subsequent to the Agreement, if lower, and the remainder of the debt was to be converted into Series AA preferred stock at $1.00 per share or the price offered to any investor subsequent to the Conversion Agreement, if lower. The Conversion Agreement extended the maturity date of the Frenkel Convertible Note to December 31, 2013.

The foregoing description of the Conversion Agreement is qualified in its entirety by reference to the Note Conversion Agreement and Extension, a copy of which was filed as an exhibit to the Form 8-K filed with the Securities and Exchange Commission on April 5, 2012, and is hereby incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On February 15, 2013, the Company reached an aggregate of $5,000,000 in equity investment following the date of the Conversion Agreement.  Upon satisfaction of this term, the Company issued to Mr. Frenkel 940,000 shares of common stock at a price of $0.50 per share and 2,342,750 shares of Series AA preferred stock at a price of $0.50 per share.

On December 31, 2013, the Company and Mr. Frenkel entered into an Amendment No. 1 to the Conversion Agreement, pursuant to which the maturity date of the Frenkel Convertible Note was extended to January 31, 2014. On January 31, 2014, the Company and Mr. Frenkel entered into an Amendment No. 2 to the Conversion Agreement, pursuant to which the maturity date of the Frenkel Convertible Note was further extended to March 15, 2014.

On March 14, 2014, Mr. Frenkel converted the Series AA preferred stock under the Conversion Agreement into 2,342,750 shares of common stock at a price of $0.50 per share.  As consideration for the extension of the maturity date of the Frenkel Convertible Note, an additional 262,763 shares of common stock were issued at a price of $0.50 per share. Of these combined shares, 1,946,280 shares were issued to Mr. Frenkel, and 659,223 shares were issued to Triage Capital Management L.P.  Additionally, per the terms of the Conversion Agreement, a three-year warrant to purchase one share of common stock was issued for each share of common stock received in the conversion with each such warrant having an exercise price of $1.00.  Mr. Fremkel received all 2,605,513 of such warrants resulting from the conversion. Following this conversion, the terms of the Conversion Agreement have now been satisfied in full.

The shares referenced above were issued pursuant to Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, as the investors involved represented that they were “accredited investors” as such term is defined under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: March 20, 2014	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)